UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2012

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	770312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974 (Address of principal executive offices)
973-855-3411 (Registrant’s telephone number) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On August 15, 2012, Glowpoint, Inc. (the “Company”) entered into an employment agreement with Steven B. Peri (the “Employment Agreement”) in connection with his appointment as the Company’s Executive Vice President and General Counsel, effective as of September 4, 2012 (the “Effective Date”). The initial term of the Employment Agreement expires on December 31, 2013 and is terminable at will by either party. Pursuant to the Employment Agreement, Mr. Peri will receive an annual base salary of $250,000. In addition, on the Effective Date, the Company will issue to Mr. Peri 150,000 shares of restricted common stock of the Company (the “Restricted Stock”), and 100,000 options to purchase common stock of the Company (the “Options”) at an exercise price of $3.02 for 50,000 of the Options and $3.47 for the remaining 50,000 Options; provided, however, that each exercise price is subject to adjustment, upon issuance of the Options, to be the greater of (i) $3.02 and $3.47, respectively, and (ii) the product of 1.0 and 1.15, respectively, of the Fair Market Value, as defined in the Company’s 2007 Stock Incentive Plan (the “Plan”), on the Effective Date. The Restricted Stock and the Options will vest on upon the earlier to occur of a Change in Control, as such term is defined in the Plan, or the tenth anniversary of the date of grant. Mr. Peri is also eligible for annual incentive compensation of up to 40% of his base salary at the discretion of the Compensation Committee of the Board of Directors of the Company based on meeting certain corporate and personal goals. Mr. Peri will only be eligible for 50% of any annual incentive compensation for the fiscal year ended December 31, 2012.

Upon a Qualifying Termination Event, as defined in the Employment Agreement, Mr. Peri will be entitled to receive, subject to certain conditions, (i) severance payments equal to 6 months of his annual base salary; (ii) a pro-rated portion of his annual incentive compensation for the fiscal year in which the Qualifying Termination Event occurs; and (iii) payment of COBRA costs by the Company for 6 months. Notwithstanding the foregoing, upon a Change in Control or Corporate Transaction, as such terms are defined in the Plan, the severance payments representing a portion of his annual base salary will increase to payments equal to 12 months of his annual base salary and COBRA costs will be paid by the Company for 12 months.
The Employment Agreement contains standard ownership of works, confidentiality, non-compete and non-solicitation covenants.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibit is included with this report:

Exhibit No.	Description

10.1	Employment Agreement between Glowpoint, Inc. and Steven B. Peri, dated as of August 15, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2012	GLOWPOINT, INC. /s/ Tolga Sakman
Tolga Sakman Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between Glowpoint, Inc. and Steven B. Peri, dated as of August 15, 2012.